Exhibit 21.1

SKILLSOFT CORP. AND SUBSIDIARIES

As of January 31, 2026

Name	Incorporation	Ownership*
Skillsoft Corp.	Delaware, USA
Skillsoft Finance I, LLC	Delaware, USA	100%
Skillsoft Finance II, Inc.	Delaware, USA	100%
Albert DE Holdings Inc.	Delaware, USA	100%
Albert US Holdings Inc.	Delaware, USA	100%
GK Holdings, Inc.	Delaware, USA	100%
Global Knowledge Training LLC	Delaware, USA	100%
Develop.com Holdings LLC	Delaware, USA	100%
Develop.com LLC	Delaware, USA	100%
Global Knowledge Holdings B.V.	Netherlands	100%
Global Knowledge Belgium BVBA	Belgium	99%
Global Knowledge Denmark ApS	Denmark	100%
Global Knowledge FZ LLC	United Arab Emirates	100%
Global Knowledge (SAE)	Egypt	100%
Global Knowledge ME FZ-LLC	United Arab Emirates	100%
Global Knowledge Network France SAS	France	100%
Global Knowledge Network Netherlands B.V.	Netherlands	100%
Global Knowledge Belgium BVBA	Belgium	1%
Global Knowledge Network Netherlands VOF	Netherlands	5%
Global Knowledge Network Netherlands VOF	Netherlands	95%
Global Knowledge Network Spain SLU	Spain	100%
Global Knowledge Network Training Limited	United Kingdom	100%
GK Apprenticeships Limited	United Kingdom	100%
Global Knowledge Network (Canada) Inc.	Canada	100%
Codecademy, LLC	Delaware, USA	100%
Skillsoft Japan KK	Japan	100%
Software Luxembourg Intermediate S.a r.l.	Luxembourg	100%
Pointwell Limited	Ireland	100%
SSI Investments I Limited	Ireland	100%
SSI Investments II Limited	Ireland	100%
Skillsoft Limited	Ireland	100%
Skillsoft France S.a r.l.	France	0.854%
Skillsoft Ireland Limited	Ireland	99.010%
Skillsoft (US) LLC	Delaware, USA	100%
Skillsoft Canada, Ltd.	New Brunswick, Canada	45%
Skillsoft Receivables Financing LLC	Delaware, USA	100%
Skillsoft Software Services India Private Limited	India	0.980%
Skillsoft Asia Pacific Pte Ltd	Singapore	100%
Beijing Skillsoft Consulting Co., Ltd	China	100%
Skillsoft Software Services India Private Limited	India	99.010%
Skillsoft Canada, Ltd.	New Brunswick, Canada	55%
Skillsoft Group France SAS	France	100%
Skillsoft Digital (France) SAS	France	100%
Skillsoft New Zealand Limited	New Zealand	100%
Skillsoft Services Company LLC	Delaware, USA	100%
Pluma, Inc.	Delaware, USA	100%
Skillsoft Asia Pacific Pty Ltd	Australia	100%
Skillsoft Software Services India Private Limited	India	0.010%
Skillsoft France S.a r.l.	France	99.146%
Skillsoft Ireland Limited	Ireland	0.990%
Skillsoft U.K. Limited	United Kingdom	100%
Skillsoft NETg GmbH	Germany	100%